Exhibit 10.25

                                 321 Play, Inc.

                              CONSULTING AGREEMENT


     THIS CONSULTING AGREEMENT, dated as of the 24th day of March 2004, is between 321 Play, Inc. with its principal offices at 625 N. Flagler Dr. Suite 509, West Palm Beach Florida 33401 (the "Company") and Mezhcorp, LLC (collectively, "Consultant).

     THEREFORE,   in   consideration   of  the  mutual   promises   and  of  the
representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound according to the terms of this Agreement, hereby agree as follows:


1.   Consultant

     The Company shall engage Consultant, and Consultant hereby accepts such engagement and agrees to perform its duties and responsibilities hereunder, in accordance with the terms and conditions hereinafter set forth.

     1.1  Duties and Responsibilities.

     (a) During the Term, Consultant shall serve as Consultant and perform all duties and accept all responsibilities incidental to such positions.

     (b) Consultant represents to the Company that i is not subject or a party to any consulting agreement, non- competition covenant, non-disclosure agreement or other agreement, covenant, understanding or restriction of any nature whatsoever which would prohibit Consultant from executing this Agreement and performing fully its duties and responsibilities hereunder, or which would in any manner, directly or indirectly, limit or affect the duties and responsibilities which may now or in the future be assigned to Consultant by the Company.

     1.2  Extent of Service.

     The  Term of this  Agreement  shall be for a period  of  three  years  (the
     "Employment Term"). During the Term, Consultant agrees to use its best efforts to carry out its duties and responsibilities under Section 1. hereof. Except as provided in Section 5 hereof, the foregoing shall not be construed as preventing Consultant or its Members from making investments in other businesses or enterprises provided that Consultant agrees not to become engaged in any other business activity which may, in the judgment of the Board of Directors of the Company, interfere with its ability to discharge its duties and responsibilities to the Company.




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     1.3  Base Compensation.

     (a) For all the services rendered by Consultant hereunder, the Company shall pay Consultant an annual base compensation of One Hundred Fifty Thousand ($150,000.00) Dollars.

     Bonuses - Consultant shall be eligible for bonus of $100,000 per annum, for each $5,000,000 annual revenue generated by the Company. Total compensation shall not exceed $300,000 under this Section

     (b) Stock Participation - Consultant may be eligible to participate in any stock option incentive plans established for non-Consultants of the Company, at the discretion of the Board of Directors of the Company.

     (c) Additional incentive compensation, if any, shall be at the discretion of the Board of Directors of the Company.


2.   Expenses

     Consultant shall be reimbursed for the reasonable business expenses incurred by its in connection with its performance of services hereunder during the Employment Term upon presentation of an itemized account of such expenses in accordance with the policies and procedures established by the Company. This amount is not to exceed $500.00 for any single 30-day period without Secretary or Treasurer's prior written approval.


3.   Developments

     All developments, including inventions, whether patentable or otherwise, trade secrets, discoveries, improvements, ideas and writings which either directly or indirectly relate to or may be useful in the business of the Company or any of its affiliates (the "Developments") which Consultant, either by itself or in conjunction with any other person or persons, has conceived, made, developed, acquired or acquired knowledge of during its employment by the Company, Consultant itseby assigns, transfers and conveys, and agrees to so assign, transfer and convey to the Company, all of its right, title and interest in and to any and all such Developments to the Board of Directors of the Company. At any time and from time




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to time,  upon the request and at the expense of the  Company,  Consultant  will execute and deliver any and all instruments, documents and papers, give evidence and do any and all other acts which, in the opinion of counsel for the Company, are or may be necessary or desirable to document such transfer or to enable the Company to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any such Developments or to obtain any extension, validation, reissue, continuance or renewal of any such patent, trademark or copyright. The Company will be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and will reimburse Consultant for all reasonable expenses incurred by its in compliance with the provisions of this Section.


4.   Confidential Information

     (a) Consultant recognizes and acknowledges that by reason of its services by and service of the Company, it has had, and will continue to have (both during the Term and at any time thereafter during which it may be employed by the Company), access to confidential information of the Company and its affiliates, including without limitation, information and knowledge pertaining to products and services offered, ideas, plans, trade secrets, proprietary information, advertising, distribution and sales methods and systems, sales and profit figures, customer and client lists, and relationships between the Company and its affiliates and customers, clients, suppliers and others who have business dealings with the Company and its affiliates ("Confidential Information"). Consultant acknowledges that such Confidential Information is a valuable and unique asset and covenants that she will not, either during or at any time after the Employment Term, disclose any such Confidential Information to any person for any reason whatsoever (except as its duties described herein may require) without the prior written authorization of the Board of Directors of






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the Company, unless such information is in the public domain through no fault of
Consultant or except as may be required by law.

     (b) Consultant will not disclose the terms of its services or the contents of this agreement to any person for any reason whatsoever (except as its duties described herein may require) without the prior written authorization of the Board of Directors of the Company, unless such information is in the public domain through no fault of Consultant or except as may be required by law.


5.   Non-Competition

     (a) During the Term and for a Twenty-four (24) month period following the date the engagement of Consultant by the Company or any of its affiliates has ended (whether or not such employment is pursuant to this Agreement), Consultant will not, unless acting pursuant hereto or with the prior written consent of the Board of Directors of the Company, directly or indirectly, own, manage, operate, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, partner, principal or otherwise with any business or enterprise engaged within any portion of the United States in the internet auction business or in any other business in which the Company was engaged at the date of termination of Consultant's employment by the Company or at any time for one year after termination of employment with the Company. It is recognized by Consultant that the business of the Company and Consultant's connection therewith is or will be involved in internet and auction activity throughout the United States, and that more limited geographical limitations on this non-competition covenant and the non- solicitation covenant set forth in Section 6 hereof are therefore not appropriate.

     (b) The foregoing restrictions shall not be construed to prohibit the ownership by Consultant or its Members of not more than five percent (5%) of any class of securities of any corporation which is engaged in any of the foregoing businesses, provided that such ownership represents a passive investment and that neither Consultant nor any group of persons including Consultant and/or its Members in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes any part in its business, other than exercising its rights as a security owner, or seeks to do any of the foregoing.




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     (c) In the event that Consultant is terminated Without Cause by the Company pursuant to Section 8.4 and Consultant desires to be engaged by a company (the "Prospective Employer") in violation of the covenants set forth in Section 5(a) above, Consultant may request a waiver of Section 5(a) above and such waiver shall be granted by the Company unless the Prospective Employer is a Direct Competitor of the Company in the current geographic markets the Company is engaged.


6.   No Solicitation

     During the Term and for the one year period following the date engagement of Consultant by the Company or any of its affiliates has ended (whether or not such employment is pursuant to the Agreement), Consultant will not, either directly or indirectly, (i) call on or solicit any person, firm, corporation or other entity who or which at the time of such termination was, or within two years prior thereto had been, a customer of the Company or any of their respective affiliates with respect to the activities prohibited by Section 6 hereof or (ii) solicit the employment of any person who was employed by the Company or any of Its affiliates on a full or part-time basis at any time during the course of Consultant's engagement, unless such person prior to such solicitation of employment (A) was involuntarily discharged by the Company or such affiliate, or (B) voluntarily terminated his/her relationship with the Company or such affiliate.


7.   Equitable Relief

     (a) Consultant acknowledges that the restrictions contained in Sections 3, 4, 5 and 6 hereof are reasonable and that the Company would not have entered into this Agreement in the absence of such restrictions, and that any violation of any provision of those Sections will result in irreparable injury to the Company.





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     (b) CONSULTANT  FURTHER  REPRESENTS AND ACKNOWLEDGES  THAT (i) SHE HAS BEEN
ADVISED BY THE COMPANY TO CONSULT ITS OWN LEGAL COUNSEL IN RESPECT OF THIS AGREEMENT, (ii) THAT SHE HAS HAD FULL OPPORTUNITY, PRIOR TO EXECUTION OF THIS AGREEMENT, TO REVIEW THROUGHLY THIS AGREEMENT WITH ITS COUNSEL, AND (iii) SHE HAS READ AND FULLY UNDERSTANDS THE TERMS AND PROVISIONS OF THIS AGREEMENT.

     (c) Consultant agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of providing actual damages, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of Sections 3, 4, 5 or 6 hereof, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event that any of the provisions of Sections 5, or 6 hereof should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law.

     (d) Consultant irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of this Agreement, including without limitation, any action commenced by the Company for preliminary or permanent injunctive relief or other equitable relief, must be brought in the United States District Court for the Southern District of Florida, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Palm Beach County (ii) consents to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) waives any objection which Consultant may have to the laying of venue of any such suit, action or proceeding in any such court. Consultant also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 12 hereof.


8.   Termination

     This Agreement shall terminate prior to the expiration of its term set forth in Section 1.1 above upon the occurrence of any one of the following events:




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     8.1  Disability.

     In the event that Consultant is unable fully to perform its essential duties and responsibilities hereunder to the full extent required by the Board of Directors of the Company by reason of illness, injury or incapacity for one hundred and twenty consecutive days, during which time she shall continue to be compensated as provided in Section 1.4 hereof
     (less any payments due Consultant under disability benefit programs, including Social Security disability, worker's compensation hereunder; provided, however, that Consultant will be entitled to receive the payments prescribed under any disability benefit plan which may be in effect for employees of the Company and in which it participated. Consultant agrees, in the event of any dispute under this Section 8.1, to submit to a physical examination by a licensed physician selected by the Board of Directors of the Company.

     8.2  Death.

     In the event that Consultant dies during the Term, the Company shall pay to its executors, legal representatives or administrators any amounts due and owing to the date of death to Consultant as part of the salary set forth in
     Section 1.4(a) hereof, and thereafter the Company shall have no further liability or obligation hereunder to his executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through its; provided, however, that Consultant's estate or designated beneficiaries shall be entitled to receive the payments prescribed for such recipients under any death benefit plan which may be in effect for employees of the Company and in which Consultant participated.

     8.3  Cause.

     Nothing in this Agreement shall be construed to prevent its termination by the Company at any time for "cause." For purposes of this Agreement, "cause" shall mean and be limited to Consultant's:




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          (a)  Commission  of any act of  fraud,  misappropriation  or  personal dishonesty relating to or involving the Company in any material way;

          (b) Gross negligence in the performanc of its duties or in any way relating to the obligations and duties, which he owes the Company;

          (c) Violation of any express direction of the Company or any material violation of any rule, regulation, policy or plan established by the Company from time to time regarding the conduct of its Consultants and/or its business, if such violation is not remedied by Consultant within thirty
     (30) days of receiving notice of such violation from the Company;

          (d) Demonstrably willful and deliberat violation of any obligation owed by Consultant to the Company;

          (e) Material disclosure or use of Confidential Information, other than as required in the performance of Consultant's duties under this Agreement;

          (f) Conviction of a crime constituting a felony or any other crime involving moral turpitude or criminal indictment for a crime involving moral turpitude in which the substantial weight of credible evidence indicates that Consultant has committed such a crime.

     In the event of  termination  for cause under section 8.3(a) or (f) of this
     Section  8.3,   Consultant  shall  be  suspended   pending  an  independent
     investigation by persons retained by the Company.




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     In the  event  of a  termination  for  cause,  the  Company  shall  have no obligation to make any further payments or to provide any further benefits or compensation hereunder to Consultant for any period subsequent to the date of such termination, except that Consultant will receive Consultant's Base Compensation, as well as bonus or commission payment(s) for which Consultant is eligible for as of the date of termination.

     8.4  Without Cause by the Company.

     The Company may terminate this Agreement upon not less than 30 days' written notice to Consultant at and for the Company's sole convenience and in its sole discretion and without specifying any cause as set forth in
     Section 8.3 hereof. If such termination shall occur, Consultant shall receive compensation equal to ninety days (90) compensation and any and all shares or securities shall Immediately vest upon said termination.


9.   Survival

     Notwithstanding the termination of this Agreement by the Company by reason of Consultant's disability under Section 8.1, for cause under Section 8.3, without cause under Section 8.4, or as a result of a Change of Control under
Section 8.5, his obligations under Sections 3, 4, 5 and 6 hereof shall survive and remain in full force and effect for the periods therein provided, and the provisions for equitable relief against Consultant in Section 8 hereof shall continue in force, along with the provisions of Sections 10 through 18 hereof.


10.  Governing Law

     This Agreement shall be governed by and interpreted under the laws of the State of Florida without giving effect to any conflict of laws provisions.


11.  Litigation Expenses

     In the event of a lawsuit by either party to enforce the provisions of this Agreement each Party must pay their costs and expenses.




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12.  Notices

     All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered or mailed by registered or certified mail, as follows (provided that notice of change of address shall be deemed given only when received):


     If to the Company:

                  625 N. Flagler Drive
                  Suite 509
                  West Palm Beach, FL  33401


     If to Consultant:





or to such other names or addresses as to the Company or Consultant, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this Section.


13.  Entire Agreement: Contents of Agreement.

     (a) This Agreement supersedes any and all other agreements, either oral or written, between the parties with respect to the employment of Consultant by Employer for the purposes set forth in Section 1.2, and contains all of the covenants and agreement between the parties with respect to such employment whatsoever. Each party to this agreement acknowledges that no representation, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding. Any modification of this agreement will be effective only if it is in writing and signed by both parties to this agreement.




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     (b)  Consultant  acknowledges  that  from  time to time,  the  Company  may establish, maintain and distribute Consultant manuals or handbooks or personnel policy manuals, and officers or other representatives of The Company of the Company may make written or oral statements relating to personnel policies and procedures. Such manuals, handbooks and statements are intended only for general guidance. No policies, procedures or statements of any nature by or on behalf of The Company or the Company (whether written or oral and whether or not contained in any Consultant manual or handbook or personnel policy manual), and no acts or practices of any nature, shall be construed to modify this Agreement or to create express or implied obligations of any nature to Consultant.

     (c) Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.


14.  Assignment

     All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Consultant hereunder are of a personal nature and shall not be assignable or delegatable in whole or in part by Consultant.


15.  Severability

     If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.


16.  Remedies Cumulative: No Waiver:

     No remedy conferred upon the Company or the Consultant by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any remedy given hereunder or




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now or  hereafter  existing  at law or in equity.  No delay or  omission  by the
Company or Consultant in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the Company or the employee from time to time and as often as may be deemed expedient or necessary by the Company or the Consultant at its sole discretion.


17.  Indemnification:

     17.1 Third-Party Proceedings.

     The Company shall indemnify Consultant if Consultant is or was a party or is threatened to be made a party to any threatened, pending, or completed action or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company) by reason of the fact that Consultant is or was a director, officer, employee, or agent of the Company or a Subsidiary (as hereinafter defined), by reason of any action or inaction on the part of Consultant while a director, officer, employee, or agent or by reason of the fact that Consultant is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including reasonable attorneys fees), judgments, fines, and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Consultant in connection with such action or proceeding unless the Company shall establish that (a) Consultant did not act in good faith and in a manner Consultant reasonably believed to be in the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe Consultant's conduct was unlawful; (b) Consultant's actions amounted to gross negligence; or (c) Consultant's actions were performed with knowledge and intent to harm the Company, The termination of any action or proceeding by judgment, order, settlement, conviction, or




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     upon a plea of nolo  contendere  or its  equivalent,  shall not, of itself, create a presumption (i) that Consultant did not act in good faith and in a manner which Consultant reasonably believed to be in the best interests of the Company; or (ii) with respect to any criminal action or proceeding, that Consultant had reasonable cause to believe that Consultant's conduct was unlawful.

     17.2 Proceedings by or in the Right of the Company.

     The Company shall indemnify Consultant if Consultant was or is a party or is threatened to be made a party to any threatened, pending, or completed action or proceeding by or in the right of the Company or any Subsidiary of the Company to procure a judgment in its favor by reason of the fact that Consultant is or was a director, officer, Consultant, or agent of the Company, or any Subsidiary of the Company, by reason of any action or inaction on the part of Consultant while a director, officer, consultant, or agent or by reason of the fact that Consultant is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including reasonable attorney's fees) and, to the fullest extent permitted by law, amounts paid in settlement of such action or proceeding unless the Company shall establish any of the following concerning the action:

          a.   That Consultant did not act in good faith;
          b. Consultant acted in a manner Consultant could not have reasonably believed to be in the best interests of the Company and its Members;
          c. The Consultant actions were intentiona and with knowledge that such actions would result in the harm complained of;
          d.   Consultant's actions amount to gross negligence; or
          e.   Consultant's actions were outside the scope of his employment.

     No indemnification shall be made in respect of any claim, issue or matter as to which Consultant shall have been adjudged to be liable to the Company




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     in the performance of Consultant's duty to the Company or any Subsidiary of the Company unless and only to the extent that the court in which such action or proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Consultant is fairly and reasonably entitled to indemnity for expenses or amounts paid in settlement and then only to the extent that the court shall determine.

     17.3 Procedure.

     Any indemnification provided for in this Agreement shall be made no later than forty-five (45) days after the resolution (by judgment, settlement, dismissal, or otherwise) of the claim to which indemnification is sought. If a claim under this Agreement, under any statute, or under any provision of the Company's Articles of Incorporation or bylaws providing for indemnification, is not paid in full by the Company within such period, Consultant may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to ss. 17 of this Agreement, Consultant shall also be entitled to be paid for the expenses (including reasonable attorneys' fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action or proceeding in advance of its final disposition) that Consultant has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Consultant for the amount claimed, but the burden of proving such defense shall be on the Company, and Consultant shall be entitled to receive interim payments of expenses pursuant to this Agreement unless and until such defense may be finally adjudicated by court order or judgment from which no further right appeal exists. It is the parties' intention that if the Company contest Consultant's right to indemnification, the question of Consultant's right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its Members) to have made a determination that indemnification of Consultant is




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



     proper in the circumstances because Consultant has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its Members) that Consultant has not met such applicable standard of conduct, shall create a presumption that Consultant has or has not met the applicable standard of conduct.

     17.4 Notice to Insurers.

     If, at the time of the receip of a notice of a claim pursuant to this Agreement, the Company has directors' and officers' liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Consultant, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

     17.5 Relationship to Other Sources.

     Consultant shall not be required to exercise any rights against any other parties (for example, under any insurance policy purchased by the Company, Consultant, or any other person or entity) before Consultant, or Agreement. However, to the extent the Company actually indemnifies Consultant or advances expenses, the Company shall be entitled to enforce any such rights, which Consultant may have against third parties. Consultant shall assist the Company in enforcing those rights if the Company pays Consultant's reasonable costs and expenses of doing so.

     17.6 Selection of Counsel.

     In the event the Company shall be obligated under this Agreement to pay the expenses of any proceeding against Consultant, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Consultant, which approval shall not be unreasonably withheld, upon the delivery to Consultant of written notice of its election to do so. After delivery of such notice, approval of such counsel by Consultant and the retention of such counsel by the Company, the Company will not be




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



     liable to Consultant under this Agreement for any fees of counsel subsequently incurred by Consultant with respect to the same proceeding, provided that (i) Consultant shall have the right to employ counsel in any such proceeding at Consultant's expense; and (ii) if (A) the employment of counsel by Consultant has been previously authorized by the Company (B) Consultant shall have reasonably concluded that there may be a conflict of interest between the Company and Consultant in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the reasonable fees and expenses of Consultant's counsel shall be at the expense of the Company.

     17.7 Additional Rights

     a. Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Consultant to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company's Articles of Incorporation, the Company's bylaws, or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Limited Liability Company or other corporate entity to indemnify a member of its or a Subsidiary's board of directors or an officer, such changes shall be, ipso facto, within the purview of Consultant's rights and the Company's obligations, under this Agreement. In the event of any change in any applicable law, statute, or rule which narrows the right of a corporation or other corporate entity to indemnify a member of its or a Subsidiary's Board of Directors or an officer, such changes, to the extent not otherwise required by such law, statute, or rule to be applied to this Agreement shall have no effect on this Agreement or the parties rights and obligations hereunder.




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



     b. Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Consultant my be entitled under the Company's Articles of Incorporation, its bylaws, any agreement, any vote of Members or disinterested directors, the Corporations Law of the State of Nevada, or otherwise, both as to action in Consultant's official capacity and as to action or inaction in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Consultant for any action taken or not taken while serving in an indemnified capacity even though Consultant may have ceased to serve in such capacity at the time of any action or other cover proceeding is commenced.

     c. Partial Indemnification. Consultant is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses judgments, fines, or penalties actually or reasonably incurred in the investigation, defense, appeal, or settlement of any civil or criminal action or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Consultant for the portion of such expenses, judgments, fines, or penalties to which Consultant is entitled.

     d. Acknowledgment. Both the Company and Consultant acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Consultant understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Consultant.


18.  Miscellaneous

     All section headings are for convenience only. This Agreement may be executed in several counterparts, each of which is an original. It shall not be





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



necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.



/s/ Gerald C. Parker                            /s/ Victor Mezhibovsky
------------------------                        ------------------------
321 Play, Inc.                                  Consultant

Gerald C. Parker                                Victor Mezhibovsky
------------------------                        ------------------------
Printed Name                                    Printed Name

Chairman                                        President
------------------------                        ------------------------
Title                                           Title









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